Exhibit 99.1

Pingtan Marine Enterprise Reports Financial Results for the First Quarter Ended March 31, 2018

Company to Hold Conference Call Thursday, May 10, 2018, at 8:30 AM ET

FUZHOU, China, May 9, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its first quarter ended March 31, 2018.

The Company’s recent notable events are as follows:

●	April 9, 2018: The Company announced that 27 fishing vessels received approval from the Ministry of Agriculture and Rural Affairs of the People’s Republic of China to operate in the international waters of the Indian Ocean. As a result of this approval, the Company expects to significantly increase its current production capacity.

●	April 16, 2018: The Company announced a quarterly cash dividend of $0.01 per ordinary share outstanding, which will be paid on or about May 15, 2018 to shareholders of record on April 30, 2018. This marked the fourteenth consecutive quarterly dividend paid by the Company.

●	April 17, 2018: The Company announced it has signed an agreement with Huanghai Shipbuilding Co., Ltd regarding the above-mentioned 27 fishing vessels, and officially commenced the modification and rebuilding project for these vessels.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “The first quarter 2018 was a time of good news for Pingtan. In early January, we began sales in one of China’s largest e-commerce retailers, JD.com, and achieved nationwide retail sales, which increased our profit margin by selling directly to end consumers. Also, during the first quarter 2018, 27 of our fishing vessels received approvals to operate in the international waters of the Indian Ocean from the Ministry of Agriculture and Rural Affairs, and we immediately began the modification and rebuilding of these vessels. Some of these vessels are expected to start fishing operations by the end of this year and all of the 27 vessels will be in operation in the first half of 2019.”

Factors Affecting Pingtan’s Results of Operation – Indonesia Moratorium

As previously disclosed in our Forms 10-K and 10-Q filed since 2015, in early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could combat illegal fishing and rectify ocean fishing order. In February 2015, the Company ceased all fishing operations in Indonesia. During the moratorium, the Company was informed that fishing licenses of four vessels operated through PT. Avona, one of the local companies through which Pingtan conducts business in Indonesia, and the fishery business license of PT. Dwikarya, the other local company through which Pingtan conducts business in Indonesia, were revoked. As a result, and because license renewal was prohibited due to the general moratorium, all local fishing licenses of the Company’s vessels in Indonesia are presently inactive.

In November 2015, the Indonesian government announced that the moratorium had concluded. However, since the MMAF has not implemented new fishing policies and resumed the license renewal process, the Company does not know when exactly licensing and renewal will start. Since the Company derived a majority of its revenue from this area, this ban has caused a significant drop in production.

In September 2017, the Company was informed that the fishing licenses of 13 vessels deployed to the Indo-Pacific waters were suspended and the vessels were docked in the port by the Ministry of Agriculture and Fisheries (“MAF”) of the Democratic Republic of Timor-Leste. The MAF is alleging and is investigating whether false statements were made during the licensing process and the vessels were simultaneously registered in Indonesia.  The Company disputes these allegations.

As of March 31, 2018, among the Company’s 140 vessels, 12 are located in the Bay of Bengal in India; 11 are located in international waters (including 1 refrigerated transport vessel); and 13 are located in the Democratic Republic of Timor-Leste but are currently not operating as described above. 27 vessels are under modification and rebuilding. The remaining 77 vessels are licensed by the MOA to operate in the Arafura Sea in Indonesia. The vessels in Indonesian waters, however, are not in operation because the licenses are currently inactive due to either the moratorium discussed above, the revocation of the fishery business license of the local entity through which the vessels operate, or, with respect to four vessels, the revocation of the local fishing licenses.

First Quarter 2018 Financial Highlights (all results are compared to prior year period)

●	Revenue increased by 92.3% to $10.9 million from $5.7 million as a result of increase in fishing activities.

●	Gross profit increased by 8,743.0% to $5.6 million from gross profit of $63,333.

●	Net income was $1.0 million, compared to net income of $10.8 million. Excluding the one-off effect of loss on 27 fishing vessels, which were dismantled for modification and rebuilding, net income would be $3.2 million for this quarter.

●	Net income attributable to owners of the Company was $0.9 million, or $0.01 per basic and diluted share, compared to net income attributable to owners of the Company of $9.9 million, or $0.13 per basic and diluted share.

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First Quarter 2018 Selected Financial Highlights

($ in millions, except shares and per share) data )	Three Months ended March 31,
	2018	2017

Revenue	$10.9	$5.7
Cost of Revenue	$5.3	$5.6
Gross Profit	$5.6	$0.06
Gross Margin	51.5%	1.1%

Net Income	$1.0	$10.8
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$0.01	$0.13

Net Income excluding one-off item*	$3.2	$10.8
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$0.04	$0.13

*	One-off item refers to loss on fixed assets disposal of $2.2 million, which resulted from 27 fishing vessels being dismantled for modification and rebuilding project.

Balance Sheet Highlights

($ in millions, except for book value per share)	3/31/2018	12/31/2017

Cash and Cash Equivalents	$3.8	$2.0
Total Current Assets	$23.6	$20.8
Total Assets	$205.5	$201.1
Total Current Liabilities	$34.3	$36.4
Total Long-term Debt, net of current portion	$17.9	$17.2
Total Liabilities	$52.2	$53.6
Shareholders’ Equity	$153.3	$147.5
Total Liabilities and Shareholders’ Equity	$205.5	$201.1
Book Value Per Share (in $)	$1.94	$1.87

Consolidated Financial and Operating Review

Revenues

Revenues for the three months ended March 31, 2018 was $10.9 million, an increase of $5.2 million, or 92.3%, from $5.7 million for the same period in 2017.

The increase was mainly attributable to more fishing vessels deployed to international waters for operation.

Gross Margin

The Company’s gross margin was 51.5% for the three months ended March 31, 2018, compared to 1.1% in the prior year period.

The increase was primarily attributable to the decrease in unit sales costs of fish resulting from deploying more fishing vessels to international waters for operation.

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Selling Expenses

For the three months ended March 31, 2018, selling expenses for the fishing business was $0.5 million compared to $0.4 million in the prior year period. The increase was mainly due to the different insured fishing vessel mix, and the Company purchased insurance for the new fishing vessels deployed in late 2017.

General & Administrative Expenses

For the three months ended March 31, 2018, general and administrative expenses for the fishing business was $3.1 million, compared to $1.1 million in the prior year period.  The increase is due to recording the depreciation of approximately $1.6 million as operating expense rather than cost of revenue for vessels located in Indonesian and Indo-Pacific waters that are not operating as a result of the reasons mentioned above.

Net Income

Net income the three months ended March 31, 2018 was $1.0 million, compared to net income of $10.8 million in the same period of 2017, a decrease of $9.9 million. Excluding the one-off effect of a loss on fixed assets disposal of $2.2 million, which resulted from 27 fishing vessels being dismantled for modification and rebuilding, the net income would be $3.2 million for the three months ended March 31, 2018.

Net Income Attributable to Owners of the Company

Net income attributable to owners of the Company for the three months ended March 31, 2018 was $0.9 million, or $0.01 per basic and diluted share, compared to net income attributable to owners of the Company of $9.9 million, or $0.13 per basic and diluted share, in the same period of 2017.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call Thursday, May 10, 2018 – 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial-in (Toll Free): +1 877-407-0310
Live Participant Dial-in (International): +1 201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q1-2018. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

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About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to successfully finish the modification and rebuilding of the 27 vessels and being fishing operations as expected; unanticipated delays in the modification and rebuilding process; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income; construction delays, cost overruns and inability to obtain proper permits for the processing factory; inability to sell products to the end-customer at the levels anticipated; and other risk factors  contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2018	2017

REVENUE	$10,884,268	$5,661,140

COST OF REVENUE	5,283,716	5,597,807

GROSS PROFIT	5,600,552	63,333

OPERATING EXPENSES:
Selling	481,451	388,718
General and administrative	1,559,597	1,087,872
General and administrative - depreciation	1,566,019	-
Grant income	(1,052,112)	(12,719,275)
Loss on fixed assets disposal	2,181,455	-

Total Operating Expenses (Profit)	4,736,410	(11,242,685)

PROFIT FROM OPERATIONS	864,142	11,306,018

OTHER INCOME (EXPENSE):
Interest income	19,764	147,383
Interest expense	(462,259)	(703,076)
Foreign currency transaction gain	573,992	98,451
Loss on equity method investment	(10,951)	(6,252)

Total Other Income (Expense), net	120,546	(463,494)

INCOME BEFORE INCOME TAXES	984,688	10,842,524

INCOME TAXES	-	-

NET INCOME	$984,688	$10,842,524

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	112,395	922,370

NET INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$872,293	$9,920,154

COMPREHENSIVE INCOME:
NET INCOME	984,688	10,842,524
OTHER COMPREHENSIVE GAIN
Unrealized foreign currency translation gain	5,603,908	641,048
COMPREHENSIVE INCOME	$6,588,596	$11,483,572
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	560,609	973,026
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$6,027,987	$10,510,546

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$0.01	$0.13

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (IN U.S. DOLLARS)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,818,837	$2,005,540
Restricted cash	779,250	1,821,187
Accounts receivable, net of allowance for doubtful accounts	13,141,682	13,012,671
Inventories, net of reserve for inventories	5,451,133	3,560,261
Prepaid expenses	-	110,536
Other receivables	408,179	273,151

Total Current Assets	23,599,081	20,783,346

OTHER ASSETS:
Cost method investment	3,339,642	3,213,859
Equity method investment	31,704,915	30,521,466
Prepayment for long-term assets	12,030,153	11,577,057
Property, plant and equipment, net	134,838,554	135,042,467

Total Other Assets	181,913,264	180,354,849

Total Assets	$205,512,345	$201,138,195

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,514,298	$4,301,146
Accounts payable - related parties	1,271,257	1,803,698
Short-term bank loans	9,780,666	14,600,978
Long-term bank loans - current portion	6,202,191	5,968,596
Accrued liabilities and other payables	4,348,268	5,354,616
Accrued liabilities and other payables - related party	-	38,208
Due to related parties	5,201,527	4,348,693

Total Current Liabilities	34,318,207	36,415,935

OTHER LIABILITIES:
Long-term bank loans - non-current portion	17,890,937	17,217,104

Total Liabilities	52,209,144	53,633,039

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at March 31, 2018 and December 31, 2017)	79,055	79,055
Additional paid-in capital	81,682,599	81,682,599
Retained earnings	40,430,931	40,349,189
Statutory reserve	12,978,343	12,978,343
Accumulated other comprehensive loss	(576,195)	(5,731,889)
Total equity attributable to owners of the company	134,594,733	129,357,297
Non-controlling interest	18,708,468	18,147,859

Total Shareholders’ Equity	153,303,201	147,505,156

Total Liabilities and Shareholders’ Equity	$205,512,345	$201,138,195

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the Three Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$984,688	$10,842,524
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	2,433,126	2,112,525
Increase in allowance for doubtful accounts	168,945	96,399
Decrease in reserve for inventories	64,468	277,017
Loss on equity method investment	10,951	6,252
Loss on disposal of fixed assets	2,181,455
Changes in operating assets and liabilities:
Accounts receivable	206,838	73,099
Inventories	(1,795,329)	(8,262,638)
Advances to suppliers	-	1,485,594
Prepaid expenses	113,507	8,205
Prepaid expenses - related party	-	(602,715)
Other receivables	(125,770)	29,923,685
Accounts payable	3,008,880	27,651
Accounts payable - related parties	(595,916)	1,880,905
Accrued liabilities and other payables	(1,200,760)	677,512
Accrued liabilities and other payables - related party	(38,208)	(18,281,290)
Due to related parties	(497,164)	(20,000)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,919,711	20,244,725

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	-	(9,763,774)
Payments made for acquisition of fishing vessels from related party	-	(12,252,689)
Payments for equity method investment	-	(290,440)

NET CASH USED IN INVESTING ACTIVITIES	-	(22,306,903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	-	5,100,335
Repayments of short-term bank loans	(5,000,000)	(3,190,832)
Decrease/(Increase) in restricted cash	1,100,075	(435,660)
Advances from related parties	1,847,136	1,180,000
Payments made for dividend	(790,551)	(790,551)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,843,340)	1,863,292

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(263,074)	(50,205)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,813,297	(249,091)

CASH AND CASH EQUIVALENTS - beginning of period	2,005,540	820,396

CASH AND CASH EQUIVALENTS - end of period	$3,818,837	$571,305

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$424,054	$587,221
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$-	$1,016,541
Property and equipment acquired on credit as payable	$-	$658,827
Fishing vessels acquired on credit as payable – related party	$-	$16,889,095

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